RESTATEMENT OF AND FIRST AMENDMENT TO LEASE

THIS REINSTATEMENT OF AND FIRST AMENDMENT TO LEASE ("First Amendment"), dated as of the 25th day of September, 2013, is between **STONEMILL BUSINESS PARK, LLC, a Washington limited liability company** ("Landlord") and **AGILIVANT LLC, a Washington limited liability company** ("Tenant").

RECITALS

A. Landlord and Tenant's predecessor in interest, Metaconn Corporation, entered into that certain Lease Agreement dated June 14, 2010 ("Lease"), covering approximately 1,650 rentable square feet of office space commonly known as Suite 135 in the office building located at 312 SE Stonemill Drive, Vancouver, Washington 98684 (the "Premises"), as more particularly described in the Lease.

B. Tenant is successor in interest to the interests of Metaconn Corporation under the Lease, such interest having been assigned to Tenant by Metaconn Corporation without the consent of Landlord.

C. The Term of the Lease expired August 31, 2013. Tenant has remained in the Premises as a tenant from month-to-month. Landlord and Tenant now desire to restate and renew the Lease, acknowledge assignment of the Lease from Metaconn Corporation to Tenant and amend certain terms thereof, all upon the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

1. Effective Date. This First Amendment shall be effective as of the date first set forth above ("Effective Date").

2. Capitalized Terms. All capitalized terms used in this First Amendment which are not defined herein shall have the meanings for such terms which are set forth in the Lease.

3. Term of Lease. Notwithstanding anything in the Lease to the contrary, the Term of the Lease, unless sooner terminated pursuant to the terms thereof, is hereby extended through September 30, 2016, and the Lease Expiration Date shall be September 30, 2016. The period October 1, 2013, through September 30, 2016, is referred to herein as the "Extended Term".

4. Basic Rent. During the Extended Term, Tenant shall pay Landlord the following amounts, without prior notice or demand, during the following time periods, as monthly Basic Rent payable under the Lease:

Period	P.S.F. annually	Monthly Basic Rent
10/1/13 - 9/30/16	$18.50	$2,543.75

Payment of Basic Rent shall be as provided in Section 3.2 of the Lease.

5. Delivery and Condition of Premises. Landlord has agreed to extend the term of the Lease expressly upon the condition that Tenant accepts the Premises in their existing "as-is" condition. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the condition of the Premises.

6. Assignment of Lease. Landlord hereby acknowledges and consents to assignment of Metaconn Corporation's interest in the Lease to Tenant.

7. Restatement of Lease Terms; No Further Modifications. The parties restate and reaffirm the terms, covenants and conditions of the Lease, which remain unchanged and in full force and effect, except as modified by this First Amendment.

8. Broker. As part of the consideration for entering into this First Amendment, Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this First Amendment. Tenant agrees to indemnify Landlord against any loss, expense, cost or liability incurred by Landlord as a result of any claims by brokers claiming to have represented Tenant with respect to this First Amendment. Landlord's Broker of Record with respect to this transaction is NAI Norris, Beggs & Simpson. Landlord shall pay Landlord's Broker of Record a commission in connection with this transaction pursuant to a separate agreement.

9. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.

10. Authority. Each party represents that the person executing this First Amendment for such party is acting on behalf of such party and is duly authorized to execute this First Amendment for such party.

11. Entire Agreement. This First Amendment constitutes the entire and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements, promises, understandings, arrangements, and commitments.

[*Signatures on following page*]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first written above.

TENANT:

AGILIVANT LLC
a Washington limited liability company

By: [signature]
Name: René P. Bäbi
Title: CEO

LANDLORD:

STONEMILL BUSINESS PARK, LLC,
a Washington limited liability company

By: ____________________
Mark Fisher
Vice President

STATE OF WASHINGTON)
) SS
COUNTY OF Clark)

On this 26th day of September, 2013, before me, Carrie L. Craig, a Notary Public, State of Washington, duly commissioned and sworn, personally appeared Rene P. Babi who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Washington that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEAL] CARRIE L CRAIG NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES JULY 12, 2014

[signature]
Notary Public

State of Washington
My commission expires July 12, 2014

STATE OF OREGON }
} ss.
COUNTY OF WASHINGTON }

This is to certify that on this _____ day of September, 2013, before me appeared Mark Fisher, to me personally known, who being duly sworn did say that he is the Vice President of STONEMILL BUSINESS PARK, L.L.C., the within named limited liability company, and that the said document was signed and sealed in behalf of said company by authority, and acknowledged said document to be the free act and deed of said company.

IN WITNESS HEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

Notary Public in and for the State of Oregon

Residing at ______________________________

My commission expires: ______________________________